                                 Exhibit 11.1
                                 ------------

                Statement Re: Computation of Per Share Earnings

Exhibit 11
----------

                DIAGNOSTIC HEALTH SERVICES, INC. & SUBSIDIARIES
                              Earnings Per Share
                 For the Nine Months Ended September 30, 1999

                                                          Total Issued         Basic              Diluted
                                                Date        # Shares         Wtd. Avg.           Wtd. Avg.
                                             -------------------------------------------------------------
Shares issued January 1, 1999                   1/1/99     11,713,895         11,713,895
Treasury Shares                                 1/1/99       (233,259)          (233,259)
Shares issued 1/1/99 - 9/30/99                 Various          2,500              1,774
----------------------------------------------------------------------------------------------------------
Basic weighted average shares                  9/30/99     11,483,136         11,482,410        11,482,410
                                                           =============================

Diluted:
--------
Common stock equivalents (scheduled below)                                                          20,879
Convertible Preferred - original issuance                     642,857
Convertible Preferred - 12/31/96 dividend                       6,129
Convertible Preferred - 12/31/97 dividend                      47,052
Convertible Preferred - 12/31/98 dividend                      50,462
Convertible Preferred - 3/31/99  dividend                      13,530
Convertible Preferred - 6/30/99  dividend                      13,530
Convertible Preferred - 9/30/99  dividend                      13,530
                                                           ----------
Calculation #1 - Actual shares issued                         787,090
                                                           ----------
Calculation #2 - 9.9% limitation or liquidation value       1,136,830                            1,136,830
                                                           ----------                           ----------
Diluted weighted average shares                                                                 12,640,119

Net Income (Loss) for the Nine Months Ended September 30, 1999               $(3,377,307)      $(3,093,171)
                                                                            ==============================
Earnings Per Share                                                                $(0.29)           $(0.24)
                                                                            ==============================

                                               Schedule of Common Stock Equivalents
                                               ------------------------------------
                                                                                                  Diluted
 Average share price during period   $1.2772                                  Diluted               Net
                                               Exercise      Assumed         Treas. Shs.           Add'l
   Stock options & warrants:          Number     Price       Proceeds          Acquired            Shares
----------------------------------------------------------------------------------------------------------
Bridge Warrants                       10,000    6.2500              0                  0                 0
Prudential Warrants                   60,000   12.2500              0                  0                 0
Stock options - Plan Year
                    1992             290,001    2.2100              0                  0                 0
                    1992                   0    2.6250              0                  0                 0
                    1992              78,500    0.9375         73,594             57,621            20,879
                    1992             176,800    1.6875              0                  0                 0
                    1992               7,300    1.9375              0                  0                 0
                    1992               2,500    7.5000              0                  0                 0
                    1992               1,500    8.6250              0                  0                 0
                    1992               9,000    8.1250              0                  0                 0
                    1995              19,750    6.2500              0                  0                 0
                    1995              48,700    8.0000              0                  0                 0
                    1995              59,939   10.6875              0                  0                 0
                    1995             109,200    8.6250              0                  0                 0
                    1995              85,000    1.9375              0                  0                 0
                    1995             115,000    4.2500              0                  0                 0
                    1995               6,000    5.3750              0                  0                 0
                    1995              30,500    6.2500              0                  0                 0
                    1995              14,000    8.0000              0                  0                 0
                    1995               2,500   10.2500              0                  0                 0
                    1997             253,600    7.4375              0                  0                 0
                    1997             150,000    8.1875              0                  0                 0
                    1997             220,061   10.6875              0                  0                 0
                    1997             140,200    8.6250              0                  0                 0

----------------------------------------------------------------------------------------------------------
Total Common Stock Equivalents     1,890,051                                                        20,879
==========================================================================================================

                DIAGNOSTIC HEALTH SERVICES, INC. & SUBSIDIARIES
                              Earnings Per Share
                 For the Three Months Ended September 30, 1999


                                                            Total Issued            Basic            Diluted
                                                Date          # Shares            Wtd. Avg.          Wtd. Avg.
                                            -------------------------------------------------------------------
Shares issued January 1, 1999                   1/1/99        11,713,895          11,713,895
Treasury Shares                                 1/1/99          (233,259)           (233,259)
Shares issued 1/1/99 - 9/30/99                 Various             2,500               1,774
---------------------------------------------------------------------------------------------------------------
Basic weighted average shares                  9/30/99        11,483,136          11,482,410         11,482,410
                                                            ================================

Diluted:
--------
Common stock equivalents (scheduled below)                                                                    0
Convertible Preferred - original issuance                        642,857
Convertible Preferred - 12/31/96 dividend                          6,129
Convertible Preferred - 12/31/97 dividend                         47,052
Convertible Preferred - 12/31/98 dividend                         50,462
Convertible Preferred - 3/31/99 dividend                          13,530
Convertible Preferred - 6/30/99 dividend                          13,530
Convertible Preferred - 9/30/99 dividend                          13,530
                                                            ------------
Calculation #1 - Actual shares issued                            787,090
                                                            ------------
Calculation #2 - 9.9% limitation or liquidation value          1,136,830                              1,136,830
                                                            ------------                            -----------
Diluted weighted average shares                                                                      12,619,240
                                                                                                    ===========
Net Income (Loss) for the Three Months Ended September 30, 1999                  $(1,282,931)       $(1,188,219)
                                                                                ===============================
Earnings Per Share                                                                    $(0.11)            $(0.09)
                                                                                ===============================


                                               Schedule of Common Stock Equivalents
                                               ------------------------------------
                                                                                                       Diluted
Average share price during period   $0.5100                                        Diluted               Net
                                                   Exercise      Assumed         Treas. Shs.            Add'l
Stock options & warrants:           Number          Price        Proceeds          Acquired             Shares
--------------------------------------------------------------------------------------------------------------
Bridge Warrants                     10,000         6.2500              0                   0                 0
Prudential Warrants                 60,000        12.2500              0                   0                 0
Stock options  - Plan Year
    1992                           290,001         2.2100              0                   0                 0
    1992                                 0         2.6250              0                   0                 0
    1992                            78,500         0.9375              0                   0                 0
    1992                           176,800         1.6875              0                   0                 0
    1992                             7,300         1.9375              0                   0                 0
    1992                             2,500         7.5000              0                   0                 0
    1992                             1,500         8.6250              0                   0                 0
    1992            565,601          9,000         8.1250              0                   0                 0
    1995                            19,750         6.2500              0                   0                 0
    1995                            48,700         8.0000              0                   0                 0
    1995                            59,939        10.6875              0                   0                 0
    1995            237,589        109,200         8.6250              0                   0                 0
    1995                            85,000         1.9375              0                   0                 0
    1995                           115,000         4.2500              0                   0                 0
    1995                             6,000         5.3750              0                   0                 0
    1995                            30,500         6.2500              0                   0                 0
    1995                            14,000         8.0000              0                   0                 0
    1995            253,000          2,500        10.2500              0                   0                 0
    1997                           253,600         7.4375              0                   0                 0
    1997                           150,000         8.1875              0                   0                 0
    1997                           220,061        10.6875              0                   0                 0
    1997            763,861        140,200         8.6250              0                   0                 0

--------------------------------------------------------------------------------------------------------------
Total Common Stock Equivalents   1,890,051                                                                   0
==============================================================================================================

                  1,820,051      1,820,051
